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                                                                    Exhibit 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
ProQuest Company:

We consent to incorporation by reference in the registration statements (Nos. 33-99982, 333-48425, and 333-93099) on Form S-8 of Bell & Howell Company of our report dated February 20, 2001, relating to the consolidated balance sheets of ProQuest Company (formerly known as Bell & Howell Company) and subsidiaries as of the end of fiscal years 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the fiscal years 2000, 1999 and 1998, which report appears in the fiscal 2000 annual report on Form 10-K of ProQuest Company, as amended on Form 10-K/A.

Our report refers to a change in the methods of accounting for certain inventory costs and in revenue recognition during fiscal year 2000.

                                                    KPMG LLP



Chicago, Illinois

September 20, 2001